UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24799	52-2056410
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

2000 Pennsylvania Avenue, NW
Suite 6000,
Washington, DC
(Address of Principal	20006
Executive Offices)	(Zip Code)

(202) 777-5000
(Registrant’s Telephone Number,
Including Area Code)

Item 9. Regulation FD Disclosure.

In a press release on July 29, 2004, The Corporate Executive Board Company (the “Company”) announced that its Board of Directors has approved a 2004 third-quarter cash dividend on its common stock of $0.075 per share. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company

By: /s/ Timothy R. Yost Timothy R. Yost Chief Financial Officer

Date: July 29, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 29, 2004.